UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, D.C. 20549

FORM 8-K

CURRENT REPORT

PURSUANT TO SECTION 13 OR 15(d)

OF THE SECURITIES EXCHANGE ACT OF 1934

Date of report (Date of earliest event reported): March 9, 2015

ENBRIDGE ENERGY PARTNERS, L.P.

(Exact Name of Registrant as Specified in Charter)

DELAWARE	1-10934	39-1715850
(State or Other Jurisdiction of Incorporation)	(Commission File Number)	(IRS Employer Identification No.)

1100 LOUISIANA, SUITE 3300, HOUSTON, TEXAS 77002

(Address of Principal Executive Offices) (Zip Code)

(713) 821-2000

(Registrant’s telephone number, including area code)

Not Applicable

(Former Name or Former Address, if Changed Since Last Report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 1.01. Entry into a Material Definitive Agreement.

On March 9, 2015, Enbridge Energy Partners, L.P. (the “Partnership”) entered into an unsecured revolving 364-day credit agreement (the “Credit Agreement”) with Enbridge (U.S.) Inc. (“Enbridge (U.S.)”). Enbridge (U.S.) is a wholly-owned subsidiary of Enbridge Inc. (“Enbridge”) of Calgary, Alberta, Canada. Enbridge is the indirect owner of Enbridge Energy Company, Inc., the Partnership’s general partner.

The Credit Agreement is a committed senior unsecured revolving credit facility that permits aggregate borrowings of up to, at any one time outstanding, $750 million, (i) on a revolving basis for a 364-day period and (ii) for a 364-day term on a non-revolving basis following the expiration of the revolving period. Loans under the Credit Agreement accrue interest based, at the Partnership’s election, on either the Eurocurrency rate or a base rate, in each case, plus an applicable margin. A facility fee will accrue at the applicable margin rate, which is based on the Partnership’s non-credit-enhanced, senior unsecured long-term debt rating at the applicable time.

The commitment under the Credit Agreement may be permanently reduced by Enbridge (U.S.), from time to time, by up to an amount equal to the net cash proceeds to the Partnership from the sale by the Partnership of (i) debt or equity securities in a registered public offering, or (ii) limited partnership interests in Midcoast Operating, L.P. to Midcoast Energy Partners, L.P. Although Enbridge (U.S.) has the right to reduce the commitment by an amount equal to the net proceeds from the public offering described in Item 7.01 below, Enbridge (U.S.) has advised us that it has no present intention to reduce the commitment following the closing of such offering.

The Credit Agreement also includes representations, warranties, financial covenants and events of default that are consistent with those in the Partnership’s Credit Agreement dated as of July 6, 2012, by and among the Partnership, JP Morgan Chase Bank, National Association, as administrative agent for the lenders, letter of credit issuer, swing line lender and lender and the other lenders from time to time parties thereto (as amended to date, the “JPM Credit Agreement”). Amounts borrowed under the Credit Agreement bear interest at rates that are consistent with the interest rates set forth in the Partnership’s JPM Credit Agreement.

The above description of the Credit Agreement is qualified in its entirety by reference to the complete text of such agreement filed as Exhibit 10.1 hereto, which is hereby incorporated herein by reference.

Item 7.01. Regulation FD Disclosure.

The Partnership issued a press release on March 9, 2015, attached hereto as Exhibit 99.1, announcing the commencement of a public offering of approximately 8 million of its Class A Common Units representing limited partner interests (or 9.2 million Class A Common Units representing limited partner interests if the underwriters’ exercise in full their option to purchase an additional 1.2 million of the Partnership’s Class A Common Units). This information is not deemed to be “filed” for the purposes of Section 18 of the Securities Exchange Act of 1934, as amended, and is not incorporated by reference into any registration statements filed under the Securities Act of 1933, as amended.

Item 9.01. Financial Statements and Exhibits.

(d) Exhibits.

Reference is made to the “Index of Exhibits” following the signature page, which is hereby incorporated into this Item.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned, thereunto duly authorized.

ENBRIDGE ENERGY PARTNERS, L.P. (Registrant)

	By:	Enbridge Energy Management, L.L.C. as delegate of Enbridge Energy Company, Inc., its General Partner

Date: March 9, 2015	By:	/s/ Bruce Stevenson
Bruce Stevenson Corporate Secretary (Duly Authorized Officer)

Index of Exhibits

Exhibit Number	Description

10.1	Credit Agreement dated as of March 9, 2015, by and among Enbridge Energy Partners, L.P. and Enbridge (U.S.) Inc.

99.1	Press release of Enbridge Energy Partners, L.P. dated March 9, 2015 announcing the commencement of a public offering of its Class A Common Units.